STAR FUNDS

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900

                                  July 11, 1997


EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

         RE:    STAR FUNDS (The "Trust")
                  Star Capital Appreciation Fund
                  Star Growth Equity Fund
                  Star Relative Value Fund
                  The Stellar Fund
                  Star Strategic Income Fund
                  Star U.S. Government Income Fund
                  Star Treasury Fund
                  Star Tax-Free Money Market Fund
                  The Stellar Insured Tax-Free Bond Fund
                1933 Act File No. 33-26915
                1940 Act File No. 811-5762


Dear Sir or Madam:

         Pursuant to Rule 30(b)(2) of the Investment Company Act of 1940, and Rule 30b2-1 thereunder, the semi-annual reports of the above-referenced Trust dated May 31, 1997 (except for The Stellar Insured Tax-Free Bond Fund, which is dated July 11, 1997), are hereby electronically transmitted.

         If you have any questions regarding this filing, please call me at
(412) 288-8094.

                                                      Very truly yours,



                                                      /s/ J. Martin Levine
                                                      J. Martin Levine
                                                      Compliance Analyst
Enclosures